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                                                                       EXHIBIT G
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                  Schedules 1.01(l) of the Stock Purchase Agreement

                                  (DIHC Properties)

                                     SEE ATTACHED



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                                                                       EXHIBIT G
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                                   Schedule 1.01(l)
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                                  Seller Properties

1.  One Ninety One Peachtree Office Tower, Atlanta, Georgia

2.  200 Galleria Parkway, Atlanta, Georgia.

3.  11 Canal Center Plaza, Alexandria, Virginia

4.  99 Canal Center Plaza, Alexandria, Virginia

5.  TransPotomac Plaza, Building 5, Alexandria, Virginia

6.  500 Boylston Street, Boston, Massachusetts

7.  222 Berkeley Street, Boston, Massachusetts

8.  Charlotte Plaza, Charlotte, North Carolina

9.  Dearborn Land, Chicago, Illinois

10. Market Square, Washington, D.C.